UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009.

DARWIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21369	26-1762478
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2202 N. West Shore Blvd., Suite 200
Tampa, FL   33607

(Address of principal executive offices)

 Telephone: 702-448-7113

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

On April 9, 2009, Darwin Resources Inc. (the “Company”) received notification from J. Crane CPA, P.C. (“Crane”) that it was resigning as the Company’s independent registered public accounting firm. The Company’s Board of Directors accepted Crane’s resignation on April 9, 2009.

The Company engaged Crane from April 24, 2008 through April 9, 2009 (the “Engagement Period”). During the Engagement Period, Crane issued two reports on the Company’s financial statements for the Company’s two most recent fiscal years During the Engagement Period, the Company did not have any disagreements with Crane on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Crane’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

The Company has provided Crane with a copy of the disclosures in this Form 8-K/A prior to the filing of these disclosures and has requested that Crane furnish a letter addressed to the Securities and Exchange Commission stating whether or not Crane agrees with the statements made herein above and, if not, stating in which respects Crane does not agree. The Company will file an amendment to this Report to file as an exhibit a copy of the requested letter from Crane upon receipt.

New independent registered public accounting firm

On April 9, 2009, the Company’s Board of Directors approved the engagement Bartolomei Pucciarelli, LLC. as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2008.

During the fiscal year ended December 31, 2008, the Company has not consulted with Bartolomei Pucciarelli, LLC. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter or event that was the subject of disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

The Company has provided to Bartolomei Pucciarelli, LLC. a copy of the disclosure required by this Item 4.01, and has provided Bartolomei Pucciarelli, LLC. the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the Company’s statements made in response to this Item. Bartolomei Pucciarelli, LLC. has declined to furnish the Company with such a letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURE

Darwin Resources, Inc.

Date: April 10, 2009	By:	/s/ Mark Rentschler
Mark Rentschler
President and Principal Executive Officer